Exhibit 99.1

RESTON, Va.—Aug. 11, 2003—VCampus Corporation (Nasdaq:  VCMP) today announced its financial results for the second quarter of 2003. A conference call is scheduled for 11:00 am Eastern Time on August 12, 2003 to discuss the quarter. The dial-in number will be 877-329-7569. International callers may dial 201-210-3425.

“We continue to experience high renewal rates and increased commitments from our loyal customer base,” said Nat Kannan, Chairman and Chief Executive Officer, VCampus. “In addition, the new agreements we have signed with high-profile organizations, along with our pipeline of potential new partners, provide exciting upside possibilities. During the past six months we have refined our strategy to focus on areas that have been proven lucrative for VCampus. We have been signing contracts based on our promising model of high-demand courses from leading organizations. We remain bullish on our strategic direction with results of our execution to become increasingly visible in the coming quarters. This focus gives us the best possibility of driving revenue growth to profitability in the near term.”

“VCampus experienced flat revenue results for the second quarter of the year, which were anticipated during the initial phase of our strategy,” said Christopher Nelson, Chief Financial Officer, VCampus. “Under our model, new customer relationships take a couple of quarters to produce material revenues. We have already signed contracts which we anticipate will lead to significant revenue growth, particularly during 2004.”

Nelson said, “In the past six months our team has made substantial progress on VCampus’ next generation, fully object oriented, Java-based Course Management Architecture that is slated for release to selected customers in late Fall of 2003. We expect our new technology platform to give us significant competitive advantage as we go commercial in early 2004.” Nelson adds, “The results of the investment in the new system should catapult the company’s technology position while lowering the cost of delivery. Coupled with our new customer wins, customer renewals, and pipeline, the prospects for the company over next few quarters are strong.”

Quarter Highlights:

•                  Online tuition revenues for Q2-2003 were $1,521,794 compared with $1,511,944 in Q1-2003, essentially unchanged. Online tuition revenues were up 3.5% over Q2-2002, which totaled $1,470,818.

•                  Total revenues for Q2-2003 were $1,732,304, compared with $1,733,089 in Q1-2003, essentially unchanged. Total revenues were up 6.1% over Q2-2002, which totaled $1,633,208.

•                  So far this year, VCampus has renewed multiple customer contracts, showing continued high levels of customer satisfaction with VCampus’ services. VCampus expects these renewed contracts to generate approximately $2.5 million. These renewals include relationships in their sixth year of service, demonstrating the loyalty of the customer base as well as the strength of VCampus’ service quality and performance for customers.

•                  VCampus and the International Information Systems Security Certification Consortium (ISC)(2) signed an exclusive agreement for VCampus to develop and deliver online training in support of the two primary (ISC)(2) certification programs. The agreement provides for VCampus to be the sole provider of the (ISC)(2) online security training program in the commercial and government arenas. The first course is anticipated to be available late in the third quarter of 2003, although material revenues are not anticipated until the fourth quarter of 2003 or the first quarter of 2004. This contract complements the agreement signed with CHC Healthcare Solutions, LLC during the first quarter, which provides for VCampus and CHC to jointly create, deliver and market online HIPAA courses.

•                  VCampus significantly improved the company’s complex capital structure by converting all of its outstanding preferred stock to common shares or options and warrants convertible into common shares. This new, streamlined capital structure improves the funding prospect for the company and eliminates the dividends that were payable to some of the preferred shareholders. Additionally, several legal issues were settled, further streamlining the balance sheet.

VCampus Corporation

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended
	June 30, 2002	March 31, 2003	June 30, 2003

Revenues:
Online tuition revenues	$1,470,818	$1,511,944	$1,521,794
Development and other revenues	138,518	191,376	178,913
Other service revenues	23,872	29,769	31,597
Net revenues	1,633,208	1,733,089	1,732,304
Costs and expenses:
Cost of revenues	355,438	459,464	569,951
Sales and marketing	649,213	731,761	642,472
Product development and operations	509,298	723,950	638,930
General and administrative	371,566	464,682	435,538
Depreciation and amortization	367,832	248,950	246,470
Reorganization & other non recurring costs	—	60,000	112,729
Stock-based compensation	51,999	53,809	13,005
Total costs and expenses	2,305,346	2,742,616	2,659,095
Loss from operations	(672,138)	(1,009,527)	(926,791)
Other income	—	—	207,138
Interest expense	(45,451)	(27,774)	(24,006)
Loss on debt extinguishment.	(235,758)	—	—
Net loss	(953,347)	$(1,037,301)	(743,659)
Dividends to preferred stockholders	(853,153)	(579,248)	(1,839,784)
Net loss attributable to common stockholders	$(1,806,500)	$(1,616,549)	$(2,583,443)
Net loss per share to common stockholders, basic and diluted	$(1.23)	$(1.03)	$(1.09)
Weighted average number of shares outstanding, basic and diluted	1,471,789	1,576,321	2,375,442

	Six Months Ended June 30,
	2002	2003

Revenues:
Online tuition revenues	$2,819,705	$3,033,738
Development and other revenues	233,337	370,289
Other service revenues	45,867	61,366
Net revenues	3,098,909	3,465,393
Costs and expenses:
Cost of revenues	572,364	1,029,415
Sales and marketing	1,374,380	1,374,233
Product development and operations	1,137,559	1,362,880
General and administrative	789,017	900,220
Depreciation and amortization	804,279	495,420
Reorganization & other non recurring costs	—	172,729
Stock-based compensation	53,199	66,814
Total costs and expenses	4,730,798	5,401,711
Loss from operations	(1,631,889)	(1,936,318)
Other income	—	207,138
Interest expense	(257,065)	(51,780)
Loss on debt extinguishment.	(503,246)	—
Net loss	(2,392,200)	(1,780,960)
Dividends to preferred stockholders	(925,352)	(2,419,032)
Net loss attributable to common stockholders	$(3,317,552)	$(4,199,992)
Net loss per share to common stockholders, basic and diluted	$(2.26)	$(2.12)
Weighted average number of shares outstanding, basic and diluted	1,470,843	1,978,089

VCampus Corporation

Consolidated Balance Sheets

	December 31, 2002	June 30, 2003
		(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$727,466	$1,250,654
Restricted cash	—	601,784
Accounts receivable, net	354,340	275,581
Loans receivable from related parties	116,753	100,378
Loans receivable — current	38,689	39,594
Prepaid expenses and other current assets	659,587	386,295
Total current assets	1,896,835	2,654,286
Property and equipment, net	328,296	498,912
Capitalized software costs and courseware development costs, net	814,730	975,337
Loans receivable — less current portion	65,502	49,851
Other assets	190,446	165,443
Other intangible assets, net	748,492	640,564
Goodwill, net	328,317	328,317
Total assets	$4,372,618	$5,312,710

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$950,262	$1,290,650
Accrued expenses	827,860	515,277
Capital lease obligation — current portion	23,529	—
Notes payable — current portion	140,159	182,579
Deferred revenues	783,003	775,368
Total current liabilities	2,724,813	2,763,874

Stockholders’ equity:
Series C convertible Preferred Stock	6,233	—
Series D convertible Preferred Stock	10,138	—
Series E convertible Preferred Stock	5,749	—
Series F convertible Preferred Stock	30,000	—
Series F-1 convertible Preferred Stock	14,584	—
Series F-2 convertible Preferred Stock	276	—
Series G convertible Preferred Stock	492	—
Common Stock	15,739	45,935
Additional paid-in capital	85,771,622	90,909,920
Accumulated deficit	(84,207,028)	(88,407,019)
Total stockholders’ equity	1,647,805	2,548,836
Total liabilities and stockholders’ equity	$4,372,618	$5,312,710

About VCampus

VCampus® Corporation (Nasdaq:  VCMP) develops, manages and hosts turnkey, web-based learning solutions for corporations, government agencies and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus’ e-Learning solutions are designed to help clients deliver higher education programs to adult students; improve the performance of their distribution channels and suppliers; measure and develop their employees’ knowledge, skills and abilities; and increase their customers’ satisfaction and loyalty. VCampus distributes a courseware library of more than 5,200 web-based courses and has delivered more than 2.7 million courses to over 780,000 adult learners. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus website at www.vcampus.com. “VCampus” is a registered trademark of VCampus Corporation.

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) growing competition; and (4) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk Factors” in our Form 10-K for the year ended December 31, 2002, as amended, and other SEC filings.

Contact:
VCampus Corporation, Reston
Christopher Nelson, (703) 893-7800 ext.214
cnelson@vcampus.com

Source: VCampus Corporation